             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
                event reported): May 14, 1998



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021              41-0518860
------------------- -------------------  ----------------------
     (State of         (Commission File      (I.R.S. Employer
  Incorporation)           Number)          Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------            ---------
(Address of principal                       (Zip Code)
executive offices)


                       (612) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

Item 5.    Other Events.
           -------------

     The following information was derived from a press release of The St. Paul Companies, Inc. dated May 14, 1998:


THE ST. PAUL COMPANIES "WELL-POSITIONED" FOR FUTURE AS
                 RESULT OF USF&G MERGER

     - Cost savings from transaction to be higher than
                  originally anticipated

     - Company provides information concerning second-quarter charge relating to merger


     At an investor conference held today by The St. Paul Companies (NYSE:SPC), Chairman and Chief Executive Officer Douglas Leatherdale said that The St. Paul is "well-positioned to be one of the handful of global companies that will thrive in the insurance market of the future," in part due to the increased size and scale provided by its recent merger with USF&G.

     The St. Paul said that its increased access to USF&G's information since the completion of the merger on April 24, 1998, has led to an upward revision of the expected cost savings to be generated from this transaction, from the $150 million originally anticipated to in excess of $200 million. These cost savings should be realized over the next 18 months.

     The company also stated that it anticipates that the one-time charge to earnings it will take as a result of the merger will be in excess of $400 million, excluding any adjustment to loss reserves. The one-time charge, to be taken in the second quarter, includes, among other items, costs relating to severance and facilities exits, and fees relating directly to the merger transaction, as well as write-downs of certain investments, software and other equipment. Additionally, USF&G reserve levels are being reviewed, and any adjustments will be made in the second quarter.

     The company said that the exact magnitude of the charges will be announced in its second-quarter earnings release expected in late July.

     This material contains certain forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. Words such as "expects", "anticipates," "intends," "plans," "believes," "seeks" or "estimates," or variations of such words, and similar expressions are also intended to identify forward-looking statements. In light of the risks and uncertainties inherent in future projections, many of which are beyond The St. Paul's control, actual results could differ materially from those in forward-looking statements. These statements should not be regarded as a representation that the objectives will be achieved. Risks and uncertainties include, but are not limited to, the following: general economic conditions including changes in interest rates and the performance of financial markets; changes in domestic and foreign laws, regulations and taxes; changes in the demand for, pricing of, or supply of reinsurance or insurance; catastrophic events of unanticipated frequency or severity; loss of significant customers; judicial decisions and rulings; and various other matters. The St. Paul undertakes no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The St. Paul Companies, headquartered in Saint Paul,
Minnesota, is a group of companies providing insurance and reinsurance products and services worldwide.


  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: May 14, 1998